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                                                                         JACKSON
[2900 Westchester Avenue                         NATIONAL LIFE INSURANCE COMPANY
Purchase, New York 10577]                                            OF NEW YORK

                                                                 A STOCK COMPANY
--------------------------------------------------------------------------------

              JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT
                        WITH ANNUAL STEP-UP ENDORSEMENT

THIS ENDORSEMENT IS MADE A PART OF THE CONTRACT TO WHICH IT IS ATTACHED AND IS EFFECTIVE ON THE ISSUE DATE OF THE CONTRACT, UNLESS ANOTHER EFFECTIVE DATE FOR THIS ENDORSEMENT IS SHOWN BELOW. TO THE EXTENT ANY PROVISIONS CONTAINED IN THIS ENDORSEMENT ARE CONTRARY TO OR INCONSISTENT WITH THOSE OF THE CONTRACT TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS ENDORSEMENT WILL CONTROL.

PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED.

THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB) CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN OPTIONAL BENEFIT AND THERE IS AN ADDITIONAL COST TO THE SEPARATE ACCOUNT CONTRACT VALUE FOR THE BENEFIT PROVIDED.

A PARTIAL WITHDRAWAL IN EXCESS OF THE GREATER OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) MAY HAVE AN ADVERSE EFFECT ON THE GUARANTEED WITHDRAWAL BALANCE (GWB). THE GWB WILL BE REDUCED BY MORE THAN THE AMOUNT OF THE PARTIAL WITHDRAWAL IF THE CONTRACT VALUE IMMEDIATELY PRIOR TO THE PARTIAL WITHDRAWAL IS LESS THAN THE GWB. ANY WITHDRAWAL IN EXCESS OF THE GREATER OF THE GAWA OR THE RMD IN ANY CONTRACT YEAR WILL DECREASE THE GAWA.

WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR.

UPON FULL SURRENDER OF THE CONTRACT, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT WITH A REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GWB IS POSITIVE.

FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 9.

CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT WHICH ARE RELEVANT TO THIS ENDORSEMENT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES.

7534ANY-A

CONTRACT VALUE. The Contract Value equals the sum of the Separate Account Contract Value and the Fixed Account Contract Value.

INCOME DATE. The date on which annuity payments are scheduled to begin.

SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts allocated to the Investment Divisions of this Contract.

WITHDRAWAL VALUE. The Contract Value, less any tax payable, minus any applicable Withdrawal Charges, Annual Contract Maintenance Charges, and charges due under any optional endorsement to the Contract, adjusted for any applicable Interest Rate Adjustment.

THE CONTRACT IS AMENDED AS FOLLOWS:

1) The following language is added to the CONTRACT DATA PAGE of the Contract:


"GUARANTEED MINIMUM WITHDRAWAL    On a monthly  basis,  the  charge  equals  [0.0975%]  of the
BENEFIT (GMWB) CHARGE:            Guaranteed Withdrawal Balance (GWB) and is deducted from the
                                  Separate  Account  Contract  Value  (i) at the  end of  each
                                  Contract Month;  and (ii) upon termination of the GMWB. Upon an Owner initiated  step-up,  the Company reserves the right to  increase  the GMWB  Charge,  subject  to a maximum  GMWB
                                  Charge, on a monthly basis, of [0.1425%].

                                  The GMWB Charge will be discontinued upon the earlier of the termination  of  this  benefit  or the  date  on  which  the
                                  Contract Value equals zero."

2)   The following language is added to the DEFINITIONS section of the Contract:

"BENEFIT DETERMINATION BASELINE (BDB). The value used to determine whether the GAWA% will increase upon step-up.

CONTRACT MONTH. The one-month period beginning on the Issue Date or any Contract monthly anniversary.

CONTRACT YEAR. The twelve-month period beginning on the Issue Date or any Contract Anniversary.

COVERED LIFE. On Qualified Plan contracts, the Owner and the primary spousal Beneficiary named as of the effective date of this endorsement will each be considered a Covered Life. On Nonqualified Plan contracts, the Joint Owners will each be considered a Covered Life. The Covered Lives may not be subsequently changed.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount the Owner is allowed to withdraw each Contract Year, subject to the exception stated in this endorsement, for the guarantee to remain fully effective.

GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based.

GUARANTEED WITHDRAWAL BALANCE (GWB). The guaranteed amount available for future periodic partial withdrawals.

7534ANY-A                              2

RECAPTURE CHARGE. For Contracts with a Contract Enhancement, the Recapture Charge is assessed against certain withdrawals from the Contract Value whenever a withdrawal is made of the premium allocated to the Contract Value that has received a Contract Enhancement, or upon the exercise of the Right to Examine.

REQUIRED MINIMUM DISTRIBUTION (RMD). For certain qualified contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only."

3)   The  following  language  is  added  to the  WITHDRAWAL  PROVISIONS  of the
     Contract:

"FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows the Owner to make periodic partial withdrawals, prior to the Income Date, for the longer of:
1) the lifetime of the last surviving Covered Life if the For Life Guarantee is in effect or 2) until the total periodic withdrawals equal the GWB at the latest of election or step-up plus any subsequent premiums net of any applicable premium taxes (subject to the $5,000,000.00 limitation discussed below), regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the RMD. The GWB will automatically "step up" to the current Contract Value (if greater than the GWB) on each of the first 10 Contract Anniversaries following the effective date of this endorsement. Thereafter, the Owner may "step up" the GWB to the current Contract Value at any time after one year from the prior step-up, subject to the Guaranteed Withdrawal Balance Step-Up provisions. The GAWA% will be initially determined at the time of the first withdrawal and will only be re-determined upon step-up if the Contract Value exceeds the BDB prior to the step-up and the For Life Guarantee is still in effect. Withdrawals under the GMWB are non-cumulative; therefore if the Owner does not take the GAWA or the RMD in one year, the Owner may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years.

The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract.

For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract, including any applicable charges and adjustments for such withdrawals. The total amount received under the guarantee may be less than the GWB at election or step-up due to the application of these charges and adjustments.

Any withdrawal less than or equal to the greater of the GAWA or the RMD is considered a partial withdrawal, not a full withdrawal, even if it is greater than or equal to the Contract Value.

A partial withdrawal in excess of the Withdrawal Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as the total partial withdrawal for the Contract Year does not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply.

7534ANY-A                              3

If the age of either Covered Life is incorrectly stated at the time of the election of the GMWB, on the date the misstatement is discovered the GWB and GAWA will be re-calculated based on the GAWA% applicable at the correct age. Any future GAWA% re-determination will be based on the correct age. If the age at election of either Covered Life falls outside the allowable age range, the GMWB will be null and void and all GMWB Charges will be refunded.

ASSESSMENT OF GMWB CHARGE.

The GMWB Charge is as specified above. This charge will be deducted at the end of each Contract Month on a pro rata basis from the Investment Divisions of the Separate Account. GMWB Charges applied to the Separate Account Contract Value result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be assessed against Your Separate Account Contract Value for the period since the last monthly GMWB Charge.

GUARANTEED WITHDRAWAL BALANCE.

On the effective date of this endorsement, the GWB is determined as follows and is subject to a maximum of $5,000,000.00:

1. If elected as of the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes.

2. If elected after the Issue Date of the Contract, the GWB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charges that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the maximum shown above.

With each partial withdrawal, the GWB is reduced. If You choose to withdraw an amount that exceeds the greater of the GAWA or the RMD during any Contract Year, the guarantee provided by this endorsement may be reduced to an amount less than the GWB at election or step-up.

Partial withdrawals will affect the GWB as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of:

     a.   the GWB prior to the partial  withdrawal less the partial  withdrawal;
          or

     b.   zero.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GWB is equal to the greater of:

     a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or

     b.   zero.

7534ANY-A                              4

GUARANTEED ANNUAL WITHDRAWAL AMOUNT.

The GAWA% is the percentage upon which the GAWA is based and is defined in the table below:

----------------------------- ---------------------
      Attained Age on                GAWA%
     determination date
----------------------------- ---------------------
----------------------------- ---------------------
           45-59                       4%
----------------------------- ---------------------
----------------------------- ---------------------
           60-74                       5%
----------------------------- ---------------------
----------------------------- ---------------------
           75-84                       6%
----------------------------- ---------------------
----------------------------- ---------------------
            85+                        7%
----------------------------- ---------------------

The GAWA% and GAWA are determined at the time of the first withdrawal. The GAWA% is determined based on the youngest Covered Life's attained age at the time of the first withdrawal. The GAWA is equal to the GAWA% multiplied by the GWB prior to the first partial withdrawal.

With each subsequent Premium received after the first withdrawal, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes, or the GAWA% multiplied by the increase in the GWB, if less.

Partial withdrawals will affect the GAWA as follows:

1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD and the For Life Guarantee is effective, the GAWA will be unchanged.

2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD and the For Life Guarantee is not effective, the GAWA is the lesser of:

     a.   the GAWA prior to the partial withdrawal; or

     b.   the GWB after the partial withdrawal.

3. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD and the For Life Guarantee is effective, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal.

4. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD and the For Life Guarantee is not effective, the excess withdrawal is defined to be the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and the GAWA is the lesser of:

     a.   the  GAWA  prior  to the  partial  withdrawal,  reduced  in  the  same
          proportion   that  the  Contract  Value  is  reduced  for  the  excess
          withdrawal; or

     b.   the GWB after the partial withdrawal.

BENEFIT DETERMINATION BASELINE.

On the effective date of this endorsement, the BDB is determined as follows:

1. If the effective date of this endorsement is the Issue Date of the Contract, the BDB equals the initial Premium net of any applicable premium taxes.


7534ANY-A                              5

2. If the effective date of this endorsement is after the Issue Date of the Contract, the BDB equals the Contract Value on the effective date of this endorsement, less any applicable Recapture Charge that would be assessed on a full withdrawal.

With each subsequent Premium received after this endorsement is effective, the BDB will be recalculated to equal the BDB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes.

No adjustment is made to the BDB for partial withdrawals.

FOR LIFE GUARANTEE.

The For Life Guarantee becomes effective on the effective date of this endorsement.

The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB endorsement is continued by a spousal Beneficiary who is not a Covered Life.

CONTRACT VALUE REDUCES TO ZERO.

If the Contract Value is reduced to zero, all other rights under the Contract cease (except for the right to change the Beneficiary), no subsequent Premium payments will be accepted, and all other endorsements are terminated without value.

If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the youngest Covered Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB.

If the For Life Guarantee is effective, the Owner will receive annual payments of the GAWA until the death of the last surviving Covered Life.

If the For Life Guarantee is not effective, the Owner will receive annual payments of the GAWA until the GWB, if any, is depleted. The last payment will not exceed the remaining GWB at the time of payment.

Subject to the Company's approval, the Owner may elect to receive payments more frequently than annually. However, the sum of the payments made during the year may not exceed the annual payment amount described above.

With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted.

Upon the first death of a Covered Life, payments will be made to the surviving Covered Life.

Upon the death of the last surviving Covered Life, the Beneficiary will receive the scheduled payments until the remaining GWB, if any, is depleted. No other death benefit will apply.

GUARANTEED WITHDRAWAL BALANCE STEP-UP.

On each of the first 10 Contract Anniversaries following the effective date of this endorsement, the GWB will automatically step up to the Contract Value if the Contract Value is greater than the GWB.

7534ANY-A                              6

On or after the 11th anniversary of the effective date of this endorsement, the Owner may elect to step up the GWB. Step-ups may be elected anytime after one year from the prior step-up. Upon election of a step-up, the Company reserves the right to prospectively increase the GMWB Charge, subject to the maximum GMWB Charge indicated in this endorsement. The request will be processed and effective on the day We receive the request in Good Order.

At the time of step-up:

1.   The GWB equals the Contract Value,  subject to a maximum of  $5,000,000.00.

2.   The BDB equals the greater of:

     a.   the Contract Value; or

     b.   the BDB prior to the step-up.

If the step-up occurs after the first withdrawal:

1. If the Contract Value is greater than the BDB prior to the step-up and the For Life Guarantee is still in effect, the GAWA% is re-determined based on the attained age of the youngest Covered Life.

2.   The GAWA is the greater of:

     a.   the GAWA% (as re-determined, if applicable) multiplied by the new GWB;
          or

     b.   the GAWA prior to the step-up."

4)   The  following  language is added to the DEATH  BENEFIT  PROVISIONS  of the
     Contract:

"Upon the death of the Owner or the death of any Joint Owner, while the Contract is still in force, the GMWB terminates without value.

Upon continuation of the Contract by the surviving Covered Life, the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. The GAWA will continue to be determined in accordance with the rules described under the Guaranteed Annual Withdrawal Amount provision and will be based on the youngest Covered Life's attained age. Step-ups will continue automatically or as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date. Continuance of automatic step-ups will continue to be based on the original effective date of this endorsement.

Upon continuation of the Contract by a surviving spouse who is not a Covered Life, the spouse may elect to terminate the GMWB on the Continuation Date and thereafter no GMWB Charge will be assessed. If the spouse does not make such election on the Continuation Date, the GMWB will remain in force and may not be subsequently terminated independently from the Contract to which it is attached. All conditions upon continuation of the GMWB (as described above) will apply except that the For Life Guarantee is null and void. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the youngest Covered Life's attained age at the time of death and the GAWA will be equal to the GAWA% multiplied by the GWB."

5)   The following language is added to the INCOME PROVISIONS of the Contract:

"On the Latest Income Date if the For Life Guarantee is in effect, in addition to the Income Options available under the Contract, the following Income Option may be elected:

7534ANY-A                              7

LIFE INCOME OF THE GAWA. The Owner is entitled to receive payments of a fixed dollar amount payable during the lifetime of the last surviving Covered Life. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. This amount will be paid in the frequency (not less than annually) that the Owner elects. No further annuity payments are payable after the death of the last surviving Covered Life, and there is no provision for a death benefit payable to the Beneficiary. Therefore, it is possible for only one annuity payment to be made under this Income Option if both Covered Lives die before the due date of the second payment. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the youngest Covered Life's attained age at the time of election of this Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB.

On the Latest Income Date if the For Life Guarantee is not in effect, in addition to the Income Options available under the Contract, the following Income Option may be elected:

SPECIFIED PERIOD INCOME OF THE GAWA. The Owner is entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that the Owner elects. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans."

TERMINATION OF THE GMWB. The GMWB will terminate, a pro rata GMWB Charge will be assessed against Your Separate Account Contract Value for the period since the last monthly GMWB Charge, and all benefits under this endorsement will cease on the earlier of:

1.   the date the Owner elects to receive income payments under the Contract;

2.   the date of a full surrender;

3. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse;

4. the Continuation Date if the surviving spouse elects to terminate the GMWB and the spouse is permitted under the terms of this endorsement to make such election; and

5. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated.

Endorsement effective date (if different from Issue Date of the Contract):
__________________________

                                           SIGNED FOR THE JACKSON NATIONAL LIFE
                                           INSURANCE COMPANY OF NEW YORK

                                           CLARK P MANNING, JR.

                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


7534ANY-A                              8

                     ILLUSTRATION OF THE CALCULATION OF THE
    JOINT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH ANNUAL STEP-UP

These examples are provided to assist you in understanding how the GWB and GAWA values are computed for this endorsement. The examples only depict limited circumstances and specific factual assumptions. The results may vary depending upon the timing or sequence of actions as well as changes in market conditions.

The following examples assume you elect the Joint For Life GMWB With Annual Step-Up when you purchase your Contract and your initial Premium payment is $100,000. No other optional benefits are elected. At the time of your first withdrawal, it is assumed that the youngest Covered Life is 65 years old. Under these circumstances, your initial GWB is $100,000, your initial GAWA% is 5%, your initial GAWA is $5,000, and your initial BDB is $100,000.

EXAMPLE 1: WITHDRAWAL EQUAL TO THE GAWA WHEN THE CONTRACT VALUE HAS DECREASED DUE TO NEGATIVE MARKET PERFORMANCE.

If you withdraw the GAWA ($5,000) and your Contract Value is $80,000 at the time of withdrawal, then

     o Your GWB becomes $95,000, which is your prior GWB ($100,000) minus the GAWA ($5,000).

     o Your GAWA for the next year remains $5,000 because you did not take more than the GAWA ($5,000).

     o Your BDB remains $100,000 since the BDB is not adjusted for partial withdrawals.

EXAMPLE 2: WITHDRAWAL EXCEEDS THE GREATER OF THE GAWA OR THE RMD WHEN THE CONTRACT VALUE HAS DECREASED DUE TO NEGATIVE MARKET PERFORMANCE.

If you withdraw $20,000, your GAWA of $5,000 is greater than your RMD, your For Life Guarantee is effective, and your Contract Value is $80,000 at the time of withdrawal, then

     o The excess withdrawal is the amount by which the partial withdrawal exceeds the GAWA: $20,000 - $5,000 = $15,000.

     o Your GWB is first reduced dollar for dollar by the portion of the partial withdrawal NOT defined as an excess withdrawal: $100,000 - ($20,000 - $15,000) = $95,000.

     o Your GWB is then reduced in the same proportion that your Contract Value is reduced for the excess withdrawal:

          o Your Contract Value, after reduction for the dollar for dollar portion, is $75,000. The excess withdrawal of $15,000 reduces your Contract Value by a factor of $15,000/$75,000 = 0.20.

          o    Your GWB is equal to: $95,000 x (1 - 0.20) = $76,000.

     o    YOUR NEW GWB IS $76,000.

     o Your new GAWA is $4,000, which is your GAWA prior to the withdrawal reduced by 20%.

     o Your BDB remains $100,000 since the BDB is not adjusted for partial withdrawals.

As you can see from the examples above, taking a withdrawal that exceeds the greater of the GAWA or the RMD reduces the Guaranteed Minimum Withdrawal Benefit.

7534ANY-A                              9